UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)	(I.R.S. Employer Identification No.)
801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 4, 2018, NiSource Inc. (the “Company”) completed the previously announced sale of 24,964,163 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for an aggregate offering price of $606,005,057, pursuant to a Common Stock Subscription Agreement (the “Subscription Agreement”), dated as of May 2, 2018. The offer and sale of the Shares pursuant to the Subscription Agreement (the “Private Placement”) were made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended. In determining that the Private Placement qualified for this exemption, the Company relied on, among other things, the following facts: (i) all of the purchasers in the Private Placement were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the Shares and (iii) each of the purchasers represented that it was purchasing the Shares for investment purposes. The Private Placement resulted in approximately $599,939,000 of net proceeds (after deducting placement agent commissions and the Company’s expenses). The Company intends to use the net proceeds to finance capital expenditures and for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 4, 2018	By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer